As filed with the Securities and Exchange Commission on July 18, 2019

Registration No. 333-232522

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	2050	82-3707673
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Inc. Plan (USA)

Trolley Square, Suite 20c

Wilmington, De 19806

(800) 462-4633

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copy to

Lee Cassidy, Esq.

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

4042 Austin Boulevard, Suite B

Island Park, New York 11558

800-550-5996

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filed	[ ]
Non-accelerated filed	[ ]	Smaller reporting company	[X]
		Emerging growth company	[X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock held by the selling shareholders	760,000 shares	$2.00	$1,520,000	$184.22

(1)

There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Neither the Company nor any Selling Shareholder has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. The Company or the Selling Shareholders may attempt to locate broker-dealers or selling agents to participate in the sale of the Shares as long as the broker-dealers are registered with the Financial Industry Regulatory Authority (FINRA). Total compensation to such broker-dealers and finders will not exceed an amount equal to 10% of the gross proceeds received by any such Selling Shareholder.

(3)	$2.42 paid by electronic transfer. $181.80 previously paid

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2019

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

760,000 shares of common stock offered at $2.00 per share

This prospectus relates to the offer and sale of 760,000 shares of common stock Global Diversified Marketing Group, Inc. (the “Company”), $.0001 par value per share, by the holders thereof (the “Selling Shareholders”) who are deemed to be statutory underwriters. The Selling Shareholders will offer their shares at a price of $2.00 per share (the “Shares”) until such time as the Shares are listed on a national securities exchange or are quoted on the OTC Markets (or a successor): after which, the Selling Shareholders may sell their Shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Funds received by the Selling Shareholders will be immediately available to such Selling Shareholders for use by them. The Company will not receive any proceeds from the sale of the Shares. All costs incurred in the registration of the Shares are being borne by the Company.

	Price to Public	Selling Commissions (1)	Proceeds to Company
Per Share	$2.00	$0	$0

Neither the Company nor any Selling Shareholder has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. The Company or the Selling Shareholders may attempt to locate broker-dealers or selling agents to participate in the sale of the Shares as long as the broker-dealers are registered with the Financial Industry Regulatory Authority (FINRA). Total compensation to such broker-dealers and finders will not exceed an amount equal to 10% of the gross proceeds received by any such Selling Shareholder.

The offering will terminate 24 months from the date that the registration statement relating to the Shares is declared effective, unless earlier terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus to allow Selling Shareholders to offer and sell the Shares for a period of up to two years, unless earlier terminated or completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (“SEC”).

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been determined by the Company based on its past operations and estimated projections but does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 4.

4042 Austin Boulevard, Suite B

Island Park, New York 11558

800-550-5996

Prospectus dated __________________, 2019

Prospectus Summary	–3–
Risk Factors	–4–
Forward-Looking Statement	–8–
Determination of Offering Price	–8–
Dividend Policy	–9–
Dilution	–9–
Plan of Distribution	–9–
The Business and Business Plan	–9–
The Company	–13–
Management’s Discussion and Analysis of Financial Condition and Results of Operations	–17–
Management	–19–
Advisors	–20–
Executive Compensation	–21–
Security Ownership of Certain Beneficial Owners and Management	–22–
Certain Relationships and Related Transactions	–22–
Description of Securities	–22–
Selling Shareholders	–24–
Experts	–25–
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	–25–
Financial Statements	F-1

Part II	–26–
Exhibits	–27–
Signatures	–29–

An investor should rely only on the information contained in this prospectus. The Company has not authorized anyone to provide different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy the common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Global Diversified Marketing Group, Inc. is a food and snack manufacturer, marketer and distributor through its subsidiary Global Diversified Holdings, Inc. in the United States, Canada, and Europe. The Company operates through snacks segments offering Italian Wafers, French Madeleines, Wafer Pralines, Mini Honey Wafers, Puffs Bites, Coconut Rolls and other wholesome snacks. The Company sells its products direct and through various distribution channels comprising grocery retailers and food-service distributors, as well as the vending, pantry and micro market segment.

History

Global Diversified Marketing Group, Inc., formerly known as Dense Forest Acquisition Corporation (“Global” or the “Company”), was incorporated in Delaware on December 1, 2017. The Company filed a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) on January 19, 2018 registering its common stock by which it became a public reporting company sixty days thereafter.

Dense Forest Acquisition Corporation filed a Form 8-K noticing the filing with the State of Delaware of an amendment to its Certificate of Incorporation to change its name to Global Diversified Marketing Group, Inc. as part of a change in control of the Company. On June 13, 2018 the Company effected a change in control with the resignation of the then officers and directors, contribution back to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and the appointment of new officers and directors. On June 14, 2018 new management of the Company issued 12,500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018 the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York snack and gourmet food company, (“GDHI”) by the Company with the issuance of shares of the Company’s common stock in exchange for the outstanding shares of common stock of GDHI. GDHI became a wholly-owned operating subsidiary of the Company (the “Acquisition”). The transaction is accounted for as a combination of entities under common control since the date of the Acquisition.

Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of GDHI. The discussion hereinafter of the business and operations of the Company refer to the Company subsequent to the Acquisition of GDHI and all such discussions primarily report the operations of its now subsidiary unless otherwise so indicated.

The Company has filed a registration statement on Form S-1 which was declared effective on May 14, 2019 for the offer and sale by the Company of 2,500,000 shares of its common stock at an offering price of $2.00 per share. The Company has not commenced selling such shares and has not engaged any selling agent or underwriter for the sale of the shares.

Business

The Company (through its subsidiary GDHI) is a successfully operating snack and gourmet food company. The Company travels the world and attends global food trade shows to look for unique products and snacks. When it locates exciting and suitable products, the Company will enter into a non-exclusive manufacturing contract with a factory to produce the product under the Company’s own trademarked brands for sale in the United States and global markets. Currently, the Company maintains five 10-year trademarked brands; each of which trademarked brands covers numerous variety of products (known as “SKU’s”) offered under that brand name. The Company has non-contractual on-going relationships with several Fortune 500 companies including club and retail chain stores. The Company sells directly to these companies which purchase the items from the Company and distribute the items to their outlets for sale by the outlets. The Company also sells and distributes to vending machine channels as well as food service distributors.

The Company sells its products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. The Company locates and develops snacks and gourmet foods to brand under its trademarks based on feedback and demand. The Company works closely with buyers to determine what products to locate and produce and to supply to the buyers.

The Company intends to continue to develop additional gourmet foods and snack products under its own trademarked brands expanding the Company’s offering portfolio. Management believes that the acquisition of small brands that have regional success and adding these to the Company’s national distribution can immediately generate additional revenue streams for the Company.

Risks and Uncertainties facing the Company

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute its business plan and to locate and market new unusual food products. The Company has established relationships with buyers representing large chain retailers who also serve as distributors of the Company’s products. The Company intends to develop new and original snack and gourmet food products to present to its retail chain accounts. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it would be difficult to locate and produce new products to offer to these retail chain buyers.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC QB or QX as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTCQB or QX.

The Offering

The maximum number of Shares that can be sold by the Company pursuant to the terms of this offering is 760,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

Common stock outstanding before the offering	13,010,200	(1)

Common stock for sale by the Company	760,000

Common stock outstanding after the offering	13,010,200

Offering Price per share	$2.00

Proceeds to the Company if all Shares sold	$0

(1) Based on number of shares outstanding as of the date of this prospectus. The Company has an effective registration statement for the offer and sale of 2,500,000 shares of its common stock but the Company has not commence any sale of such shares and has not engaged any underwriter or selling agent to offer such shares for sale.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be those material to an investment decision in this offering.

Possible dilution in the value of Shares purchased by investors in this Offering.

The Company has effected a registration statement for the offer and sale of 2,500,000 shares of the Company’s common stock at a price of $2.00 per share. The offer of such shares may impact the ability of a shareholder to sell shares in the market. In the future, following the completion of this Offering and the offering of the shares by the Company, the Company may desire to raise additional capital for further expansion. Any such raise of capital may encompass an offering of the Company’s shares of common stock. If the Company does effect an equity offering of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their Shares. Furthermore the issuance of any additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale.

In addition, the price paid by present shareholders is less than the price paid by early investors or shareholders, therefore upon purchase of the Shares, such investors will experience a dilution in the value of their Shares.

The Company depends on its President to manage its business effectively and loss of the President could significantly impair the Company’s results.

The Company’s (through its subsidiary) has a developed track record of bringing successful new products to the retail chain buyers for the placement and sale of the Company’s products. This track record has been developed by the President of the Company, Paul Adler, and his ability to locate and produce unique and quality snack and gourmet foods attractive to the buyer market. The loss of Mr. Adler as the Company’s President or in active management of the Company could have a significant negative impact of the operations of the Company. Such a loss could impact the production of current product, the relationship with the retail chain stores and development of future products.

The Company’s founder beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Paul Adler, the founder and President of the Company, is currently the beneficial owner of approximately 97% of the Company’s outstanding common stock and assuming sale of all the Shares will own 81% of the Company’s then outstanding common stock upon closing of the offering. As such, he will be able to exert significant influence and potential control over matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued a comment that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. As of December 31, 2018, the Company had cash and cash equivalents of $21,515 and an accumulated deficit of $23,734. Additionally, the Company had accounts payable and accrued liabilities of $357,909. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company attributes the losses in 2018 to the legal fees incurred in order to go public. The Company is in a period of expansion which causes some cash flow changes. The Company has a strong relationship with its suppliers and has good credit terms with them. In order to meet such expansion demands the Company has a revolving credit facility in place. The Company has had discussions with its clients what needs to be done to increase orders in 2019. If, in fact, the Company is unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

The gourmet and snack food markets are dominated by several large strong food producers.

A challenge facing potential new or expanding entrants in the market is the dominance of leading snack food producers, particularly industry leader PepsiCo. Large producers experience a high degree of brand and consumer loyalty and possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices to engage in price-based competition with competitors. Multinational producers also experience lower per-unit costs due to economies of scale and scope. Although these factors do not prevent a prospect from entering the industry, they may hamper the success of new entrants.

In addition, many industry players have established relationships with downstream retailers, which may be difficult for new entrants to secure. Typically, supermarkets give companies with established brands the most optimal shelf space. Moreover, larger producers have established relationships with upstream suppliers, an advantage that new entrants may find difficult to replicate.

The Company has four major customers that account for 100% of its sales

The Company has four customers that represent 100% of its business in 2018 which is up from such customers representing 95% of the company’s business in 2017. The largest of these customers represents 31% and the smallest 20%. The loss of any one of these customers would have a material impact on the Company’s business and revenues until such time as the Company was able to locate other customers. Although the Company believes that it could locate replacement customers, the initial loss of such revenues could hamper on going production and distribution of the Company.

No assurance of commercial success of any additional products.

The Company intends to seek and produce new products to add to its trademarked brands and to offer its buyers. The Company may spend a large portion of its revenues in locating and producing such products and the possible inability to market such products to the retail chain buyers, or the failure of such products to sell successfully once marketed could significantly impact the operations of the Company and impact its future ability to market other new products.

The offering price of the Shares has been determined by the Company based on its past operations and estimated projections and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been determined by the Company based on its estimated projections and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the Shares.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC QX or QB when appropriate. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. To date no shares of preferred stock have been designated nor issued.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company’s common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been determined by the Company using its past operations and estimation of projected business and returns for the Company. The share price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 760,000 shares of the Company’s common stock by the holders of the Shares. The Selling Shareholders, who are deemed to be statutory underwriters, will offer their Shares at an offering price of $2.00 per share until such time as the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Markets (or a successor); after which the Selling Shareholders may sell their Shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of the common stock. The Selling Shareholders may from time to time offer their Shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the Selling Shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means.

The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

Dilution

The Company has effected a registration statement for the offer and sale of 2,500,000 shares of the Company’s common stock at a price of $2.00 per share. The offer of such shares may impact the ability of a shareholder to sell shares in the market. In the future, following the completion of this Offering and the offering of the shares by the Company, the Company may desire to raise additional capital for further expansion. Any such raise of capital may encompass an offering of the Company’s shares of common stock. If the Company does effect an equity offering of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their Shares. Furthermore the issuance of any additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale.

PLAN OF DISTRIBUTION

General

The Selling Shareholders, who are deemed to be statutory underwriters, may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company or the Selling Shareholders may attempt to locate broker-dealers or selling agents to participate in the sale of the Shares as long as the broker-dealers are registered with the Financial Industry Regulatory Authority (FINRA). Total compensation to such broker-dealers and finders will not exceed an amount equal to 10% of the gross proceeds received by any such Selling Shareholder.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier closed, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates unless earlier closed or terminated.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 (“NSMIA”) limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(a)(1) and 4(a)(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(a)(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the SEC.

Selling Shareholders

The Selling Shareholders, who are deemed to be statutory underwriters, will offer their Shares at an offering price of $2.00 per share until such time as the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Markets (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The distribution of the Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The Selling Shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

Of the 760,000 Shares included in the registration statement, of which this prospectus is a part, 250,000 are held by officers, affiliates or directors.

THE BUSINESS AND BUSINESS PLAN

Current Business Operations

The Company’s subsidiary, Global Diversified Holdings, Inc. (“GDHI”) is a successful snack and gourmet food company. Hereinafter the term the “Company” refers to the Global Diversified Marketing Group, Inc. and its wholly owned subsidiary GDHI.

The Company travels the world and attends global food trade shows to look for unique products and snacks after which the Company will source these products and produces them under its own trademarked brands for sale in the United States and global markets. When it locates exciting and suitable products, the Company will enter into a non-exclusive manufacturing contract with a factory to produce the product under the Company’s own trademarked brands for sale in the United States and global markets. The objective of the Company is to be a major manufacturer, marketer, and distributor of unique foods and gourmet snacks.

Currently, the Company maintains five 10-year trademarked brands; each of which trademarked brands covers a numerous variety of products (known as “SKU’s”) offered under that brand name. The Company has non-contractual on-going relationships with several Fortune 500 companies including club and retail chain stores. The Company sells directly to these companies which purchase the items from the Company and distribute the items to their outlets for sale by the outlets. The Company also sells and distributes to vending machine channels as well as food service distributors.

The Company has filed a registration statement which was declared effective on May 14, 2019 by the Securities and Exchange Commission for the offer and sale by the Company of 2,500,000 shares of its common stock at an offering price of $2.00 per share. The Company has not commenced selling such shares and has not engaged any selling agent or underwriter for the sale of the shares.

Retail Outlets

The Company sells its products throughout the United States and global markets to buyers which typically represent recognized large retail chain stores. The products are then distributed by the chains to their local outlets. The Company locates and develops snacks and gourmet foods to brand under its trademarks based on feedback and demand. The Company works closely with buyers to determine what products to locate and produce and to supply to the buyers.

The Company intends to continue to develop additional gourmet foods and snack products under its own trademarked brands expanding the Company’s offering portfolio. Management believes that the acquisition of small regional brands that have success in the regional markets and adding these to the Company’s national distribution can immediately generate additional revenue streams for the Company.

The products are chosen based on the trend of consumer interests as garnered by the Company as well as certain requests from the buyers as to what they are looking for to add to their product offerings. If the product sales are not within the projected targets, then the Company will discontinue that product. To date, the Company has not discontinued a product for failure to meet its projected targets.

Although the Company does not have long-term contracts with any of retail chains, it has been supplying its current chain retail stores for several years. In the food industry, there are no on-going contracts. A buyer will place a Purchase Order with the Company and the Company will deliver on it. If the product does well, the buyer typically will continue to reorder the product. Typical payment schedule for the Company’s products are net 30 day terms.

Vending Operations

In addition to placing its products with large retail chains, the Company places its products in vending machines throughout the United States. These vending machines are located in malls, service stations and schools. The Company works with vending companies that have, in the aggregate, more than 100,000 machines nationwide. The Company supplies vending companies with product. The Company works directly with some vending companies and with others through its food service distributors. The broker pre-sells the products and the distributor services the accounts. When the distributor services the accounts, the distributor buys product directly from the Company and pays on a net 10 day term.

Products and Trademarked Brands

The Company currently has five trademark brands. Each trademark has a 10-year certification Each brand encompasses numerous SKUs which are brought to market from time to time. The Company produces its products for sale by its retail chain buyers.

The Company’s trademark brands are listed on the left below with sample products for several of the trademarked brands itemized:

Puff Bites	Sweet Puffs
Choco Puffs

BonBons de Paris	Plain French Madeleines
Marble French Madeleines
Trademark registration #5440002, April 3, 2018

CoCo Bliss	Coconut Rolls
Coconut Wafer Bites
Trademark registration #5351910, December 5, 2017

Biscottelli	250g Wafers
Mini Wafer
Chocolate Filled Croissant
150g Honey Wafer
Trademark registration #4994327, July 5, 2016

Fruttata	Jams (in development)
Trademark registration #4377869, July 30, 2013

The Company’s fifth trademark brand, “Nothing but Fruit”, registration no. 4365913, was sold to Welch’s Corporation but the Company has the right to use the name in perpetuity.

Retail Chain Buyers

The primary distribution of the Company’s products are through several major retail chains. The Company works with the buyers who place orders for the Company’s products. The retail chain represented by these buyers will then distribute the product to its retail outlets.

Marketing

The Company’s products appeal to a wide range of consumers, including most all age brackets. The young snackers, classified as those being between the ages of 18-34, tend to consume more snacks then average adult but the gourmet foods reach the broader adult market. The senior market tends to reduce snacks and gourmet foods.

The Company anticipates that its marketing strategy will use the internet and social media, having viral marketing contents via Facebook, Instagram, and Twitter. The Company’s distribution channels consist of retailers, distributors, online e-commerce and vending companies. The Company’s marketing strategy is primarily targeted to the vendors and retail chain stores. The Company intends to utilize social media to create direct consumer interest in its products.

The Company anticipates utilizing the following opportunities to further their marketing program and to obtain information to adjust and modify, as needed, the marketing program.:

Networking . Networking is a low-cost but often effective means for the Company to generate partnerships and growth while bolstering personal commitments to the Company. Management will join wholesalers’ associations to network with other food manufacturers and distributors.

Trade Shows. The Company plans to attend trade shows and exhibitions related to the food manufacturing industry, such as SIAL, PLMA Amsterdam, Thaifex, Fancy Food, CIBUS, ISM and ANUGA among others. Through attendance at conventions and trade shows, management remains knowledgeable and informed about advancements, trends and issues of concern in the market.

Direct Sales. The Company plans to employ a dedicated sales team to enact precise sales and promotional efforts.

Social Media and Food Blogging. The Company will manage its brand on social media sites, such as Facebook, Instagram, and Twitter. Twitter has proven an effective platform to conduct customer satisfaction surveys as well as solicit customer feedback on food products.

The rise in popularity of the food blogging community has given consumers a massive platform on which to share their opinion and make their voices heard. This has led to a rise in consumer concerns about food, with increasing emphasis being placed on healthy eating and organic produce. The Company will use food blogging websites to promote its products and highlight benefits that appeal to a new generation of socially-aware consumers.

Website. A well-optimized website has been constructed, with proper site structure, page layout, and clear and easy navigation, along with targeted keywords embedded throughout the site to ensure prominent search engine placement and saturation. The Company’s website www.360worldsnacks.com is an important marketing asset.

Product Activations

The Company will set up blind taste test at neutral locations, in stores, malls and snack shops to let consumers sample products and to determine consumer preferences, and most importantly, find out the basis for those preferences. Is it the taste, the packaging, or Company image? This will also serve as an opportunity for the Company to highlight its products directly to the consumer.

The Market

According to the market research firm IBISWorld, the Snack Food Production Industry has seen an average annual growth rate of 3.1% over the last five years, with industry revenue approximately $41.6 billion in 2018. In 2018, imports are 2.3% of domestic demand for snacks. The industry is projected to see an average annual growth rate of 4% over the next five years, placing industry revenue at approximately $50.6 billion in 2023.

The Company believes that these trends bode well it and similar companies as the appetite for exotic and ethnic flavors show a long-term potential. The Company is in a position to capitalize on such current market opportunities by utilizing its current distribution network and a pull sales strategy, with direct input from the buyer chains. The Company has been able to maintain strong profit margins because with its continual work with the buyers, it brings products to the market that the buyers are already seeking. This pull sales strategy leads to a good success rate in end consumer adoption, which leads to lower expenses and higher than average profit margins.

Competition

The snack food industry in the United States is very competitive, particularly in the savory and salty snack segment. In the United States, a study conducted by the Packaging Strategies reported that snacks account for 51% of all food sales, and 92% of adults in the US have snacked within the last 24 hours.

The Company has observed an increased demand for “healthy” snacks. In the United States, companies are finding success in the “snackable” fruit and vegetable category, such as grapes or baby carrots..

A challenge facing entrants is snack and gourmet food market is the dominance of leading snack food producers, particularly the industry leader PepsiCo. Large producers may experience a high degree of brand and consumer loyalty and typically possess sufficient capital to invest in extensive advertising and promotions to obtain a greater market share. Furthermore, companies such as PepsiCo often benefit from higher profit margins when compared with small- to medium-sized operators, enabling them to lower their product prices and to engage in price-based competition with competitors. Multinational producers may also experience lower per-unit costs due to economies of scale and scope.

Leading Snack and Gourmet Food Industry Companies

In addition to its already huge product base, PepsiCo announced that it has entered into an agreement to acquire Bare Foods Co., maker of baked fruit and vegetable snacks directed to the healthy eating snack food segment. Bare Snacks, which began by selling packaged baked apple chips, has expanded to banana and coconut snacks, as well as into vegetable chips, which are baked, rather than fried. The brand’s products are Non-GMO verified and are sold online and in natural and conventional retail channels across the country.

Snyder’s-Lance Inc. was created with the merger of Snyder’s of Hanover and Lance and is a leading national snack food manufacturer Snyder’s-Lance is a major producer in the snack food industry with its Diamond Foods Inc. brand..

Hearthside Foods, which is owned by Post Holdings, is based in Downers Grove, Illinois and produces organic and natural cereal, granola, and snacks such as bars and cookies. In fact, they describe themselves as America’s largest producer of grain-based bars.

Van’s Natural Foods is based in Peoria, Illinois and produces gluten-free a diverse line of natural breakfast foods and grain-based

THE COMPANY

Background

Global Diversified Marketing Group, Inc., formerly known as Dense Forest Acquisition Corporation (“Global” or the “Company”), was incorporated in Delaware on December 1, 2017. The Company filed a registration statement on Form 10 with the Securities and Exchange Commission (“SEC”) on January 19, 2018 registering its common stock by which it became a public reporting company sixty days thereafter.

Dense Forest Acquisition Corporation filed a Form 8-K noticing the filing with the State of Delaware of an amendment to its Certificate of Incorporation to change its name to Global Diversified Marketing Group, Inc. as part of the change in control of the Company effected on June 13, 2018, with the resignation of the then officers and directors, contribution to the Company of 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and the appointment of new officers and directors. On June 14, 2018 new management of the Company issued 12,500,000 shares of its common stock to Paul Adler, the Company’s current sole officer and director. In April, 2019, the holders of the retained 500,000 shares contributed such shares back to the Company without consideration.

Acquisition of Global Diversified Holdings, Inc.

On November 26, 2018 the Company effected the acquisition of Global Diversified Holdings, Inc., a private New York company owned by the Company’s president (“GDHI”), by the Company with the issuance of 200 shares of the Company’s common stock in exchange for all the outstanding shares of common stock of GDHI (the “Acquisition”). GDHI became a wholly-owned subsidiary of the Company.

Prior to the Acquisition, the Company had no business and no operations. Pursuant to the Acquisition, the Company acquired the operations and business plan of its subsidiary.

Employees

The Company has one executive officer and one staff employee.

Subsidiaries

The wholly-owned subsidiary, Global Diversified Holdings, Inc., is the Company’s only subsidiary.

Property

The Company has its office headquarters at 4042 Austin Boulevard, Suite B, Island Park, New York 11558. The Company entered into a 60-month lease in October, 2016 to rent 1,000 SF for $19,680 per year. The lease contains one five year renewal option. The Company maintains a 12,000 sq. ft. warehouse in Inwood, New York. The Company’s website is www.360worldsnacks.com.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Reports to Security Holders

In January, 2018, the Company (as Dense Forest Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934, is a reporting company pursuant such Act and files with the SEC quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001725911.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(I) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below. Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(I) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company (formerly Dense Forest Acquisition Corporation) was incorporated in the State of Delaware in December 2017. The purpose of the Company was to act as a vehicle to effect a business combination with a private company to facilitate the private company becoming a public report company. The Company originated as a blank check company and qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012.

In June, 2018, the Company effected a change in control by the resignation of its then officers and directors, the recontribution of 19,500,000 shares of the Company’s common stock of the then 20,000,000 shares outstanding and the election of new management. In April, 2019, the holders of the remaining 500,000 shares recontributed such shares to the Company. New management issued 1xxx,000 shares of the Company’s common stock to Paul Adler. The Company filed Current Reports on Form 8-K to disclose the change of control and the change of name.

On November 26, 2018, GDHI, a private New York became a subsidiary of the Company through the exchange of 200 shares of the Company’s common stock for all the outstanding shares of GDHI.

Prior to the acquisition of GDHI as a subsidiary, the Company had no operations other than the administrative operations involved with the change in control.

The information discussed hereinbelow reflects the results of the Company’s subsidiary, GDHI, a successfully operating company in the snack and gourmet food production, marketing and distribution industry.

Discussion of the Period Ended March 31, 2019 and the Period Ended March 31, 2018

Revenues and Losses

Sales for the period ended March 31, 2019 of $256,035 were 15.7% higher than sales for the similar quarter in 2018 of $221,195. The increase was primarily due to the addition of several new customers in 2019.

For the period ended March 31, 2019, the Company had gross profit of $70,616 with operating expenses of $103,659 resulting in a net loss of $33,043 compared to gross profit for the similar period in 2018 of $102,664 with operating expenses of $63,524 resulting in net income of $39,140. The loss in 2019 was primarily a result of the additional costs incurred of being a public company as well as increased warehousing costs for our inventory. We expect these increased warehousing costs to not continue on throughout the remainder of 2019.

Total current liabilities for the period ended March 31, 2019 were $360,297 including $246,361 in accounts payable and accrued expenses compared to total current liabilities for the same period in 2018 of $434,111. Loans payable increased to $113,936 at March 31, 2019 from $76,202 at December 31, 2018.

For the three months ended March 31, 2019, the Company had four customers that represented 91% of its business; such customers represented 99% of the company’s business in the three months ended March 31, 2018 The change is due to the Company obtaining several new customers in 2019.

Liquidity and Capital Resources

The Company has not incurred any significant long term debt during the development of its operations and as of March 31, 2019. The Company had current liabilities at March 31, 2019 aggregating $360,297 and current assets, not including inventory, of $43,022.

The Company has filed a registration statement on Form S-1 for the offer and sale of up to 2,500,000 shares of its common stock at a price of $2.00 per share for an aggregate offering price of $5,000,000. The registration statement was declared effective in May 2019; no offers or sales have yet been made.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Equipment Financing

The Company has no existing equipment financing arrangements.

Discussion of the Year Ended 2017 and Year Ended 2018

Revenues and Losses

Sales for the years ended December 31, 2018 and 2017 were relatively consistent with sales in 2018 of $1,161,995 and sales in 2017 of $1,298,372. For the year ended December 31, 2018 gross profit was $378,273 with expenses of $431,192 resulting in a loss of $52,919 compared to gross profit of $311,944 with expenses of $292,863 resulting in net income of $19,081 for the year ended December 31, 2017. The increase in expenses included to a large part legal and other professional fees required to effect the Company’s initial public offering.

Total current liabilities for the year ended December 31, 2018 were $434,111 including $357,909 in accounts payable and accrued expenses compared to total current liabilities for year ended December 31, 2017 were $358,182 including $237,596 accounts payable and accrued expenses. Loans payable remained relatively consistent of $76,202 for the year ended December 31, 2018 and $75,586 for the year ended December 31, 2017.

The Company has four customers that represent 100% of its business in 2018 ranging which is up from such customers representing 95% of the company’s business in 2017. The largest of these customers represents 31% and the smallest 20%. However, the loss of any one of these customers would have a material impact on the Company’s business and revenues until such time as the Company was able to locate other buyers. Presently the Company spends a minimum amount on advertising consisting of $3,424 and $2,015 for the years ended December, 31, 2018 and December 31, 2017, respectively.

During the years ended December 31, 2018 and 2017, the Company incurred consulting fees of $180,000 and $127,500 respectively, related to services provided to it by the president of the Company.

The Company has two short term credit line debts which have remained relatively consistent in the years ending December 31, 2018 and December 31, 2017:

Blue Vine Credit Line	$59,125	$60,147
Fundbox Credit Line	17,077	8,077

Going Concern

The Company’s independent auditor has indicated substantial doubt about the Company continuing as a going concern based on the Company’s accumulated deficit and accrued liabilities.

The Company attributes the losses in 2018 to the legal fees incurred in regard to the filing of its registration statement on Form S-1 and steps to register the shares for public sale. The Company is in a period of expansion which causes some cash flow changes. The Company has a strong relationship with its suppliers and has good credit terms with them. In order to meet such expansion demands the Company has a revolving credit facility in place.

MANAGEMENT

The following tables set forth information regarding the Company’s board of directors and its executive officers.

Officers and Directors of Global Diversified Marketing Group, Inc. (the “Company”)

Name	Age	Position

Paul Adler	42	President, Secretary, CFO, Director

Paul Adler

President, Secretary, Chief Financial Officer and sole director of the Company.

Mr. Adler has a decade of experience in food manufacturing and marketing industries having served as a board member in two food manufacturing companies. He developed a strong desire to bring healthy beverages and snacks to the market which began after he saw there were no healthy alternatives. Mr. Adler spent the first decade of his career in the securities industry as a broker/dealer company branch manager where he supervised sixteen registered representative and was involved in all aspects of investment banking including public offerings and private placements. In 2008, Mr. Adler retired from the securities industry and established Beverage Brands, a company offering a line of healthy RTD teas and MATE fusion tea.

Beverage Brands’ product placement reached over 2500 supermarkets in the Northeast and South. In 2012, Mr. Adler established Fruttata Brand, a line of freeze dried healthy fruit snacks, under the corporate umbrella of Global Diversified Holdings, Inc., the subsidiary of the Company. Since 2012, Mr. Adler has worked with Global Diversified Holdings to continue its development as a manufacturer, marketer and supplier of unique products. Mr. Adler has extensive knowledge of day to day business operations ranging from Wall Street companies to running a private company and has been successful at establishing long-lasting business relationships throughout his career.

Directors

The Company is authorized to have at least one director but no more than five. Each of the Company’s directors serves for a term of one year or until a successor is elected and qualified.

Director Independence

The Board of Directors has determined that it does not have any independent directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies. This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.

Committees of the Board

The Company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does the Company have a written nominating, compensation or audit committee charter. The current Directors believe that it is not necessary to have such committees, at this time, because they can adequately perform the functions of such committees.

The Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Directors believes that, given the stage of the Company’s development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. The Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and does not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with the Board of Directors may do so by directing a written request addressed to our President and Director, at the address appearing on the first page of this filing.

Officers and Directors of Global Diversified Holdings, Inc. (“GDHI”)

The Company’s operating subsidiary, GDHI, has a separate board of directors from the Company which consists of:

Name	Age	Position

Paul Adler	42	President, Secretary, CFO, Director

Risk Oversight

Effective risk oversight is an important priority of the Company. Because risks are considered in virtually every business decision, the Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s directors are responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Company’s Directors review the Company’s internal accounting controls, practices and policies.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics when either the number of directors or the number of employees increases.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act may require executive officers and Directors, and persons who own more than ten percent of our common stock to file reports of ownership and change in ownership with the SEC and the exchange on which the common stock is listed for trading. Executive officers, Directors and more than five percent (5%) stockholders are required by regulations promulgated under the Exchange Act to furnish us with copies of all Section 16(a) reports filed. Based solely on review of copies of the Section 16(a) reports filed for the fiscal years ended December 31, 2017, the Company believes that during the fiscal year ended December 31, 2017, such filings were made

ADVISORS

In addition to the management team, the Company has developed an advisory team that supports the Company and provides guidance and credibility and contacts as needed. The advisors do not receive compensation for their assistance to the Company. The advisors include:

Michael Cascione. Michael Cascione, Sr. is the founder and president of Group C, whose various companies provide Pantry, Micro Markets, Coffee and Vending services. Mr. Cascione’s original startup, CC Vending (CCV), began in 1989 was with a single beverage machine. CCV has subsequently grown into one of the largest vending companies on the East Coast, servicing over 15,000 machines, while managing the operations of several other companies throughout four states. Mr. Cascione, credits his early embrace and investment in technology as one of the keys to his and the company’s success. CCV currently develops new technology for Micro-Markets and creates healthy products for the K-12 market, where it services the nation’s largest public school system, the New York City Department of Education. In addition, Group C’s Metropolitan Coffee House roasts and packages its own coffee for OCS accounts throughout the tri-state area.

Mr. Cascione continues to guide Group C’s expansion in both technology and geography; committing resources to research and development, as well as corporate acquisition. He is a lifelong advocate for innovation in the vending industry and continues to fulfill his goal of establishing its leading technology firm.

Anthony Cascione. Anthony Cascione is a lifetime member of the Vending industry and a partner in Group C. Having started as a Technician’s Assistant, Mr. Cascione worked his way up through the ranks of Route Driver and Manager, culminating in his current position as Director of Operations, where he oversees Micro Markets, Metropolitan Coffee House, and CC Vending divisions. As a specialist in operations and logistics, Mr. Cascione’s deployment of cloud-based management and telemetry systems have helped CCV become one of the East Coast’s largest independent operators, with over 15,000 machines in a four-state area. He has similarly expanded Group C’s Micro Market facilities, which now operate throughout the region. Of particular note, is the 10-year extension of the New York City Department of Education contract, which was credited to Mr. Cascione’s management of the account and his stewardship throughout the renewal process. At the present time, there are over 3,000 machines operating in 1,400 schools.

Mr. Cascione is committed to the continued growth of Group C and its various companies. His knowledge of the industry and passion for innovation, along with his leadership, has provided the structure and strategy to continue its expansion in both operations and geography. Anthony Cascione is the son of Michael Cascione.

Oleg Kaplun. In 2010, Mr. Kaplun started a food distribution company in New York to service specialty and ethnic markets. He has continued to grow his company by expanding the customer base and introducing products from all over the world. He has increased truck fleet by 6-fold and continues to seek new opportunities by branching out in other markets. Currently, the assortment of the products that his company offers is up to 2500 SKU’s. Before founding his distribution company, Mr. Kaplun ran a national distribution company in Israel and was instrumental in building a multinational distribution network.

James Donegan. Beginning his career with Proctor & Gamble and PepsiCo, Mr. Donegan has a 30 plus-year track record of accomplishment as a sales and marketing executive in the food industry. As Vice President of Sales and Marketing at the Denver based VICORP Restaurants, Mr. Donegan pioneered a new division, building a $20M business in four years. Mr. Donegan has served as Senior Vice President Sales and Marketing at Phoenix-based Café Valley Bakery, as National Sales Manager at Ragu Foods and New Jersey-based McCain Ellio’s Pizza Company. He also served as Vice President of Sales and Marketing for Cereform USA, a food ingredient company based in Denver.

EXECUTIVE COMPENSATION

Summary Compensation

Name and principal position	Year	Compensation ($)	Bonus ($)	Stock awards ($)		Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Paul Adler	2016	104,071	0	0		0	NA	NA	NA	104,071
CEO,	2017	127,500	0	1xxx,000	(1)	0				127,500
President	2018	180,000								180,000

(1)	Compensation was paid to Paul Adler from the Company’s subsidiary. 1xxx,000 shares of the Company’s stock was issued to Paul Adler as part of a change in control of the Company.

To date, the Company has not paid compensation to any executive officer or director. The Company’s subsidiary, GDHI, paid its president and director, Paul Adler, an annual compensation of $180,000. The Company anticipates that it will continue paying such compensation to Mr. Adler with annual increases as approved by the Board. The Company does not have any stock or option award plans in palce nor any incentive or deferred compensation plans.

The Company may choose to pay an additional salary or stock to its executive management in the future.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and its executive officers. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Anticipated Officer and Director Remuneration

The Company has not entered into any employment agreements with any of its officers. The Company anticipates that it will maintain the salary structure in place in GDHI, its subsidiary, with possible annual increases. In addition, the Company intends to pay annual salaries to other officers and intends to pay an annual stipend to its directors.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program. In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

Employment Agreements

The Company has not entered into any employment agreements with any officers or key personnel. The Company has no oral agreements or understandings with any officer or employee regarding base salary or other compensation. The Company has two employees, one of which is the Company’s president.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

	Percent of
Name and Position	Shares Owned	Class (1)
Paul Adler
President, CFO, Director	12,500,200	96%

All Officers and directors as a Group (1 person)	12,500,200	96%

(1) Based on 13,010,200 shares outstanding at the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The officers and directors are subject to the restriction that all opportunities contemplated by the business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company. A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

Paul Adler, President and Chief Financial Officer, provided consulting to GDHI prior to its Acquisition by the Company and is expected to continue to provide such fees to the Company. The total compensation paid as consulting to Mr. Adler aggregated $127,500 in 2017 and $180,000 in 2018.

The former officers and directors of the Company prior to the change in control have each contributed back to the Company the shares originally owned by them and neither is a shareholder, officer or director of the Company. As the organizers and developers of Dense Forest Acquisition Corporation, Messrs. Cassidy and McKillop were involved with the Company from inception in December 2017 to the change in control in June 2018. Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Mr. Cassidy was the president of Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), which provided advisory services.

DESCRIPTION OF SECURITIES

The following statements relating to the capital stock set forth certain material terms of the securities of the Company; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits to this registration statement.

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 12,880,200 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which none are designated or outstanding.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which have been filed as exhibits in public offerings made by the Company and are available for review on the SEC’s web site at www.sec.gov.

Common Stock

The Company is registering up to 760,000 shares of its common stock for sale to the public at a price of $2.00 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder’s share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC QX or QB

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC QX or QB. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

The Company has not yet engaged a transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 13,010,200 shares of common stock outstanding of which 12,500,200 shares are beneficially owned by the Company’s sole officer and director.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. If not included in the registration of securities held by current shareholders herein, then these securities may be sold pursuant to the guidelines of Rule 144 which in general provides that securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company’s securities.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 760,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder. The Selling Shareholders have no agreement with any underwriters with respect to the sale of the Shares. The Selling Shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $2.00 per share, until the close of the Offering.

The Selling Shareholders may from time to time offer the Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering			After Offering
Name	Number of Shares Owned	Percent of Class (1)	Number of Shares Offered	Number of Shares Owned	Percent of Class
Paul Adler	12,500,200	96%	250,000	12,250,200	94%
RPK Professional Group	100,000	*	100,000	0	*
Edward Stolyar	40,000	*	40,000	0	*
Oleg Kaplun	40,000	*	40,000	0	*
Michael Krupnik	50,000	*	50,000	0	*
Michael Cascione	10,000	*	10,000	0	*
Anthony Cascione	10,000	*	10,000	0	*
Dmitry Konsky	10,000	*	10,000	0	*
Breenzy Fernandez	10,000	*	10,000	0	*
Elliot Sosinov	10,000	*	10,000	0	*
Eric Porfido	10,000	*	10,000	0	*
Lauren Kats	20,000	*	20,000	0	*
Helen Cukierwar	10,000	*	10,000	0	*
Carmine Aiello	10,000	*	10,000	0	*
Joseph J. Lamot	10,000	*	10,000	0	*
Jeff Berkman	10,000	*	10,000	0	*
Ronald N. Silberstein Trust	10,000	*	10,000	0	*
William Porfido	10,000	*	10,000	0	*
Nelly Gofman	10,000	*	10,000	0	*
James Donegan	10,000	*	10,000	0	*
Polina Skibinsky	10,000	*	10,000	0	*
Torsten Hofmann	10,000	*	10,000	0	*
Anthony Schor	20,000	*	20,000	0	*
Stefano Viero	10,000	*	10,000	0	*
Vasilios Lefkaditis	10,000	*	10,000	0	*
Todd Meyer	10,000	*	10,000	0	*
Rebecca Pedersen	10,000	*	10,000	0	*
Nicholas Ferrara	10,000	*	10,000	0	*
Ilan Levin	10,000	*	10,000	0	*
Joseph J. Sabbers	10,000	*	10,000	0	*
John Caha	10,000	*	10,000	0	*

(1)	Based on 13,010,200 shares outstanding.
(2)	Assumes sale of all shares offered.

LEGAL MATTERS

Lee W. Cassidy, Esq., Lee Cassidy Law, Newport Beach, California,, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

Interest of Counsel

Lee Cassidy Law, counsel for the Company, has given an opinion upon the validity of the securities being registered for sale herein.

EXPERTS

BF Borgers CPA PC, an independent registered public accounting firm, has audited the balance sheets of GDHI as of December 31, 2018 and 2017.

The Company has included such financial statements in the prospectus on the report of BF Borgers CPA PC given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (I) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

MARCH 31, 2019

F-1

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2019 AND DECEMBER 31, 2018

	March 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$16,568	$21,515
Accounts receivable	19,161	2,005
Prepaid expenses	7,293	9,054
Inventory	317,204	453,002
Total Current Assets	360,226	485,576

Property and Equipment, net	2,362	2,501

Operating Lease Right-Of-Use Assets	40,547	0

Other Asset
Security deposit	1,600	1,600

TOTAL ASSETS	$404,735	$489,677

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$246,361	$357,909
Loans payable	113,936	76,202
Total Current Liabilities	360,297	434,111

Long-term Liability – Operating Lease	21,875	0

Long-term debt	0	0

TOTAL LIABILITIES	382,172	434,111

STOCKHOLDERS’ EQUITY
Common stock, no par value, 200 shares authorized, 13,380,200 and 13,340,200 shares issued and outstanding	1,338	1,334
Additional paid-in capital	78,002	77,966
Retained earnings (deficit)	(56,777)	(23,734)

TOTAL STOCKHOLDERS’ EQUITY	22,563	55,566

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$404,735	$489,677

See accompanying notes to financial statements.

F-2

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three Months ended March 31, 2019	Three Months ended March 31, 2018

SALES	$256,035	$221,195

COST OF SALES	185,419	118,531

GROSS PROFIT	70,616	102,664

OPERATING EXPENSE	103,659	63,524

NET INCOME (LOSS) BEFORE INCOME TAXES	(33,043)	39,140

PROVISION FOR INCOME TAXES	0	0

NET INCOME (LOSS)	$(33,043)	$39,140

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$(0.002)	$0.003

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	13,363,311	13,000,000

See accompanying notes to financial statements.

F-3

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND THE

YEAR ENDED DECEMBER 31, 2018

	Common Stock		Additional Paid-in	Retained Earnings
	Shares	Amount	Capital	(Deficit)	Total

Balance, January 1, 2018	13,000,000	$1,300	$-	$29,185	$30,485

Common shares sold in 2018	340,000	34	77,966	-	78,000

Common shares issued in connection with the acquisition of subsidiary	200	-	-	-	-

Net (loss) for the year ended December 31, 2018	-	-	-	(52,919)	(52,919)

Balance, December 31, 2018	13,340,200	1,334	77,966	(23,734)	55,566

Common shares sold in the three months ended March 31, 2019	40,000	4	36	-	40

Net (loss) for the three months ended March 31, 2019	-	-	-	(33,043)	(33,043)

Balance, March 31, 2019	13,380,200	$1,338	$78,002	$(56,777)	$22,563

See accompanying notes to financial statements.

F-4

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

	Three Months ended March 31, 2019	Three Months ended March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$(33,043)	$39,140
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	139	139
Changes in assets and liabilities:
(Increase) in accounts receivable	(17,156)	(268)
Decrease in prepaid expenses	1,761	67
Decrease in inventory	135,798	93,367
Increase in operating lease – right-of-use assets	(40,547)	0
Decrease in accounts payable and accrued expenses	(111,548)	(156,022)
Increase in long-term liability – operating leases	21,875	0
Net Cash Used in Operating Activities	(42,721)	(23,577)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in loans payable	37,734	(23,843)
Issuances of common stock	40	62,000
Payments to redeem common stock	0	0
Net Cash Provided by Financing Activities	37,774	38,157

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	0	0
Net Cash Used by Investing Activities	0	0

NET INCREASE (DECREASE) IN CASH	(4,947)	14,580
Cash, beginning of period	21,515	0
Cash, end of period	$16,568	$14,580

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$6,765	$4,030
Federal income taxes paid	$0	$0

See accompanying notes to financial statements.

F-5

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Marketing Group, Inc. (the “Company”), formerly known as Dense Forest Acquisition Corporation, was incorporated in Delaware on December 1, 2017 and changed its name on June 13, 2018 as part of a change in control. As part of the change in control, its then officers and directors resigned and contributed back to the Company 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and appointed new officers and directors. On June 14, 2018 new management of the Company issued 12.500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018 the Company effected the acquisition of Global Diversified Holdings, Inc. (“GDHI”), a private New York company owned by the Company’s president, with the issuance of 200 shares of the Company’s common stock in exchange for all of the outstanding shares of GDHI. GDHI became a wholly owned subsidiary of the Company, and its activity for the periods presented are reflected in these unaudited consolidated financial statements along with the expenses of the Company.

Prior to the acquisition of GDHI, the Company had no business and no operations. Pursuant to the acquisition, the Company acquired the operations and business plan of GDHI, which imports and sells snack food products. For accounting purposes, GDHI is considered to be the acquirer, and the equity is presented as if the business combination had occurred on January 1, 2017

Basis of Presentation

The unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 year end.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Stock-Based Compensation

As of March 31, 2019, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

F-6

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At March 31, 2019 and December 31, 2018, the Company had $16,568 and $21,515 of cash.

Accounts Receivable

Accounts receivable are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the three months ended March 31, 2019 and 2018 was $0; the allowance for doubtful accounts at March 31, 2019 and December 31, 2018 was $0.

Inventory

Inventory consists of snack food products and packaging supplies, stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Revenue Recognition

Beginning January 1, 2018, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $3,424 and $2,015 during the three months ended March 31, 2019 and 2018, respectively.

F-7

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company’s wholly owned subsidiary, with the consent of its stockholder, had elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the stockholder(s) of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Therefore, prior to the business combination discussed above, the Company had made no provision for income taxes. Effective with the business combination, the wholly owned subsidiary became a C-corporation, and the loss incurred in 2018 for the period as a C-corporation approximated $270,000. See Note 7. The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Adoption of ASC 842 - On January 1, 2019, we adopted FASB Accounting Standards Codification, or ASC, Topic 842, Leases, or ASC 842, which requires the recognition of the right-of-use assets and related operating and finance lease liabilities on the balance sheet. As permitted by ASC 842, we elected the adoption date of January 1, 2019, which is the date of initial application. As a result, the consolidated balance sheet prior to January 1, 2019 was not restated, continues to be reported under ASC Topic 840, Leases, or ASC 840, which did not require the recognition of operating lease liabilities on the balance sheet, and is not comparative. Under ASC 842, all leases are required to be recorded on the balance sheet and are classified as either operating leases or finance leases. The lease classification affects the expense recognition in the income statement. Operating lease charges are recorded entirely in operating expenses. Finance lease charges are split, where amortization of the right-of-use asset is recorded in operating expenses and an implied interest component is recorded in interest expense. The expense recognition for operating leases and finance leases under ASC 842 is substantially consistent with ASC 840. As a result, there is no significant difference in our results of operations presented in our consolidated income statement for each period presented.

F-8

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

We adopted ASC 842 using a modified retrospective approach for all leases existing at January 1, 2019. The adoption of ASC 842 had a substantial impact on our balance sheet. The most significant impact was the recognition of the operating lease right-of-use asset and the liability for operating leases. Accordingly, upon adoption, leases that were classified as operating leases under ASC 840 were classified as operating leases under ASC 842, and we recorded an adjustment of $44,602 to operating lease right-of-use assets and the related lease liability. The lease liability is based on the present value of the remaining minimum lease payments, determined under ASC 840, discounted using our secured incremental borrowing rate at the effective date of January 1, 2019, using the original lease term as the tenor. As permitted under ASC 842, we elected several practical expedients that permit us to not reassess (1) whether a contract is or contains a lease, (2) the classification of existing leases, and (3) whether previously capitalized costs continue to qualify as initial indirect costs. The application of the practical expedients did not have a significant impact on the measurement of the operating lease liability.

The Company does not expect the adoption of other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Going Concern

As of March 31, 2019, the Company had cash and cash equivalents of $16,568 and an accumulated deficit of $57,666. Additionally, the Company had accounts payable and accrued liabilities of $231,778. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

NOTE 2 – STOCK REDEMPTION PAYABLE

On September 7, 2016, the Company entered into a Stock Redemption and Purchase Agreement with a 50% shareholder to purchase back his 100 common shares. The shares had been purchased for $70,000 and the Company agreed to buy them back for $90,000. Payments required under the Agreement are $3,750 per month starting on January 2, 2017. At March 31, 2019 and December 31, 2018, the Company owed $0.

NOTE 3 – CAPITAL STOCK

The Company has 100,000,000 shares of $.0001 par value common stock authorized. The Company has 13,380,200 and 13,340,200 shares of common stock issued and outstanding as of March 31, 2019 and December 31, 2018, respectively. The Company has 20,000,000 shares of $.0001 par value preferred stock authorized. Preferred shares have not yet been issued.

F-9

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 4 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2019, the Company incurred wages of approximately $45,000 related to services provided to it by an officer/shareholder. During the three months ended March 31, 2018, the Company incurred consulting fees of $30,000 related to services provided to it by an officer/shareholder.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60 month lease agreement on October 1, 2016 to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the three months ended March 31, 2019 and 2018 was $4,055 and $4,800, respectively. The lease also required an advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit. The Company also pays rental charges for warehouse and storage space under a three year lease agreement dated May 18, 2017, with payments due calculated at $1,400 per container.

The right-of-use asset for operating leases at March 31, 2019 was comprised of the amount related to the office space lease without consideration of the renewal option, as it is not certain that the Company will renew the lease.

The following table reconciles the undiscounted cash flows for the operating lease at March 31, 2019 to the operating lease liability recorded on the balance sheet:

2019 remainder	$19,923
2020	20,517
2021	15,732
Total undiscounted lease payments	56,172
Less: prepayments of rent	(3,200)
Less: Imputed interest	(16,514)
Present value of lease payments	$36,458

At March 31, 2019, the $36,458 present value of lease payments is classified as: current liability $14,583 and long-term liability $21,875.

NOTE 6 – LOANS PAYABLE

The Company had various loans outstanding at March 31, 2019 and December 31, 2018 – all were short-term in nature, with varying rates of interest and fees, and no set minimum monthly payments, as follows:

	March 31, 2019	December 31, 2018
Loan Builder	$42,210	$0
Credit Line - BlueVine	58,172	59,125
Credit Line - Fundbox	13,554	17,077
Total loans payable	$113,936	$76,202

F-10

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 7 – INCOME TAXES

For the period ended March 31, 2019, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The net operating loss carry-forward for the period that the Company has been a C-corporation is approximately $302,000 at March 31, 2019.

The provision for Federal income tax consists of the following at March 31, 2019 and 2018:

	2019	2018
Federal income tax benefit attributable to:
Current Operations	$6,900	$0
Less: valuation allowance	(6,900)	(0)
Net provision for Federal income taxes	$0	$0

The Company’s wholly-owned subsidiary was an S-corporation for the three months ended March 31, 2018. Had the subsidiary been a C-corporation for that period, it would have incurred federal corporate income tax of approximately $8,200.

NOTE 8 – CONCENTRATIONS

The Company does a significant amount of its total business with 4 customers, as follows for the three months ended March 31, 2019 and 2018 (percentage of total sales of $1,161,995 and $1,298,372, respectively):

	2019	2018
Customer A	36%	28%
Customer B	25%	36%
Customer C	19%	19%
Customer D	11%	16%

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2019 to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-11

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2018

F-1

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

DECEMBER 31, 2018

F-2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Global Diversified Marketing Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Global Diversified Marketing Group, Inc. as of December 31, 2018 and 2017, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2018

Lakewood, CO

April 16, 2019

F-3

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$21,515	$0
Accounts receivable	2,005	18,108
Prepaid expenses	9,054	4,874
Inventory	453,002	361,028
Total Current Assets	485,576	384,010

Property and Equipment, net	2,501	3,057

Other Asset
Security deposit	1,600	1,600

TOTAL ASSETS	$489,677	$388,667

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$357,909	$237,596
Loans payable	76,202	75,586
Stock redemption payable – current portion	0	45,000
Total Current Liabilities	434,111	358,182

Long-term debt	0	0

TOTAL LIABILITIES	434,111	358,182

STOCKHOLDERS’ EQUITY
Common stock, no par value, 200 shares authorized, 13,340,200 and 13,000,000 shares issued and outstanding	1,334	1,300
Additional paid-in capital	77,966	0
Retained earnings (deficit)	(23,734)	29,185

TOTAL STOCKHOLDERS’ EQUITY	55,566	30,485

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$489,677	$388,667

See accompanying notes to financial statements.

F-4

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Year ended December 31, 2018	Year ended December 31, 2017

SALES	$1,161,995	$1,298,372

COST OF SALES	783,722	986,428

GROSS PROFIT	378,273	311,944

OPERATING EXPENSE	431,192	292,863

NET INCOME (LOSS) BEFORE INCOME TAXES	(52,919)	19,081

PROVISION FOR INCOME TAXES	0	0

NET INCOME (LOSS)	$(52,919)	$19,081

NET INCOME (LOSS) PER SHARE: BASIC AND DILUTED	$(0.004)	$0.001

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	13,085,718	13,000,000

See accompanying notes to financial statements.

F-5

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock		Additional Paid-in	Retained Earnings
	Shares	Amount	Capital	(Deficit)	Total

Balance, January 1, 2017	20,000,000	$2,000	$-	$10,104	$11,104

Common shares returned as part of change in control	(19,500,000)	(1,950)	-	-	(1,950)

Common shares issued as part of change in control	1xxx,000	1,250	-	-	1,250

Net income for the year ended December 31, 2017	-	-	-	19,081	19,081

Balance, December 31, 2017	13,000,000	1,300	-	29,185	30,485

Common shares sold in 2018	340,000	34	77,966	-	78,000

Common shares issued in connection with the acquisition of subsidiary	200	-	-	-	-

Net (loss) for the year ended December 31, 2018	-	-	-	(52,919)	(52,919)

Balance, December 31, 2018	13,340,200	$1,334	$77,966	$(23,734)	$55,566

See accompanying notes to financial statements.

F-6

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Year ended December 31, 2018	Year ended December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$(52,919)	$19,081
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	556	556
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	16,103	29,913
(Increase) decrease in prepaid expenses	(4,180)	30
(Increase) in inventory	(91,974)	(124,530)
Increase in accounts payable and accrued expenses	120,313	78,314
Net Cash Provided by (Used in) Operating Activities	(12,101)	3,364

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in loans payable	616	12,390
Issuances of common stock	78,000	2,312
Payments to redeem common stock	(45,000)	(45,000)
Net Cash Provided by (Used in) Financing Activities	33,616	(30,298)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	0	0
Net Cash Used by Investing Activities	0	0

NET INCREASE (DECREASE) IN CASH	21,515	(26,934)
Cash, beginning of period	0	26,934
Cash, end of period	$21,515	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$25,427	$20,237
Federal income taxes paid	$0	$0

See accompanying notes to financial statements.

F-7

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Global Diversified Marketing Group, Inc. (the “Company”), formerly known as Dense Forest Acquisition Corporation, was incorporated in Delaware on December 1, 2017 and changed its name on June 13, 2018 as part of a change in control. As part of the change in control, its then officers and directors resigned and contributed back to the Company 19,500,000 shares of the 20,000,000 outstanding shares of its common stock, and appointed new officers and directors. On June 14, 2018 new management of the Company issued 12.500,000 shares of its common stock to Paul Adler, the then president of the Company.

On November 26, 2018 the Company effected the acquisition of Global Diversified Holdings, Inc. (“GDHI”), a private New York company owned by the Company’s president, with the issuance of 200 shares of the Company’s common stock in exchange for all of the outstanding shares of GDHI. GDHI became a wholly owned subsidiary of the Company, and its activity for the years 2018 and 2017 are reflected in these financial statements along with the expenses of the Company.

Prior to the acquisition of GDHI, the Company had no business and no operations. Pursuant to the acquisition, the Company acquired the operations and business plan of GDHI, which imports and sells snack food products. For accounting purposes, GDHI is considered to be the acquirer, and the equity is presented as if the business combination had occurred on January 1, 2017

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 year end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable from customers, accounts payable, and loans payable. The carrying amounts of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2018, the Company has not issued any share-based payments to its employees. Under the modified prospective method the Company uses, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the grant-date estimated fair value.

F-8

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. At December 31, 2018 and 2017, the Company had $21,515 and $0 of cash.

Accounts Receivable

Accounts receivable are generated from sales of snack food products to retail outlets throughout the United States. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based on customer payment and current credit worthiness, as determined by review of their current credit information. The Company continuously monitors credit limits for its customers and maintains a provision for estimated credit losses based on its historical experience and any specific customer issues that have been identified. An allowance for doubtful; accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company historically has not had issues collecting on its accounts receivable from its customers. The Company factors certain of its receivables to improve its cash flow.

Bad debt expense for the years ended December 31, 2018 and 2017 was $0; the allowance for doubtful accounts at December 31, 2018 and 2017 was $0.

Inventory

Inventory consists of snack food products and packaging supplies, and are stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful life of the assets. Maintenance, repairs, and renewals that do not materially add to the value of the equipment nor appreciably prolong its useful life are charged to expense as incurred.

Revenue Recognition

Beginning January 1, 2018, the Company implemented ASC 606, Revenue from Contracts with Customers. Although the new revenue standard is expected to have an immaterial impact, if any, on our ongoing net income, we did implement changes to our processes related to revenue recognition and the control activities within them. These included the development of new policies based on the five-step model provided in the new revenue standard, ongoing contract review requirements, and gathering of information provided for disclosures.

The Company recognizes revenue from product sales or services rendered when control of the promised goods are transferred to our clients in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods and services. To achieve this core principle we apply the following five steps: identify the contract with the client, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to performance obligations in the contract and recognize revenues when or as the Company satisfies a performance obligation.

Advertising and Marketing Costs

The Company’s policy regarding advertising and marketing is to record the expense when incurred. The Company incurred advertising and marketing expenses of $3,424 and $2,015 during the years ended December 31, 2018 and 2017, respectively.

F-9

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company’s wholly owned subsidiary, with the consent of its stockholder, had elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Instead of paying federal corporate income taxes, the stockholder(s) of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Therefore, prior to the business combination discussed above, the Company had made no provision for income taxes. Effective with the business combination, the wholly owned subsidiary became a C-corporation, and the loss incurred for the period as a C-corporation approximated $270,000. See Note 7.

The Company’s income tax returns are open for examination for up to the past three years under the statute of limitations. There are no tax returns currently under examination.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Basic Income (Loss) Per Share

Basic income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Going Concern

As of December 31, 2018, the Company had cash and cash equivalents of $21,515 and an accumulated deficit of $23,734.  Additionally, the Company had accounts payable and accrued liabilities of $357,909. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financials have been prepared assuming that the Company will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty. If the Company is in fact unable to continue as a going concern, the shareholders may lose some or all of their investment in the Company.

NOTE 2 – STOCK REDEMPTION PAYABLE

On September 7, 2016, the Company entered into a Stock Redemption and Purchase Agreement with a 50% shareholder to purchase back his 100 common shares. The shares had been purchased for $70,000 and the Company agreed to buy them back for $90,000. Payments required under the Agreement are $3,750 per month starting on January 2, 2017. At December 31, 2018 and 2017, the Company owed $0 and $45,000, respectively. See Note 3.

F-10

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 3 – CAPITAL STOCK

The Company has 100,000,000 shares of $.0001 par value common stock authorized. The Company has 13,340,200 and 20,000,000 shares of common stock issued and outstanding as of December 31, 2018 and 2017, respectively.

The Company has 20,000,000 shares of $.0001 par value preferred stock authorized. Preferred shares have not yet been issued.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2018 and 2017, the Company incurred consulting fees of $180,000 and $127,500, respectively, related to services provided to it by an officer/ shareholder.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company entered into a 60 month lease agreement on October 1, 2016 to rent office space. The lease requires monthly payments of $1,600 for the first 24 months and after that increases by 3% each year, and contains one five year renewal option. Rental expenses under this lease for the years ended December 31, 2018 and 2017 was $19,334 and $17,600, respectively. The lease also required an advance payment of $1,600 for the last month of rent as well as a $1,600 security deposit. Future minimum lease payments due under this operating lease, including renewal periods, are as follows:

Year ended December 31, 2019	$19,923
Year ended December 31, 2020	20,517
Year ended December 31, 2021	21,132
Thereafter	109,284
Total minimum lease payments	$170,856

The Company also pays rental charges for warehouse and storage space under a three year lease agreement dated May 18, 2017, with payments due calculated at $1,400 per container.

NOTE 6 – LOANS PAYABLE

The Company had various loans outstanding at December 31, 2018 and 2017 – all were short-term in nature, with varying rates of interest and fees, and no set minimum monthly payments, as follows:

	2018	2017
Business Backer Credit Line	$0	$7,362
Credit Line - BlueVine	59,125	60,147
Credit Line - Fundbox	17,077	8,077
Total loans payable	$76,202	$75,586

NOTE 7 – INCOME TAXES

For the period ended December 31, 2018, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The net operating loss carry-forward is approximately $270,000 at December 31, 2018.

F-11

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 7 – INCOME TAXES (continued)

The provision for Federal income tax consists of the following at December 31, 2018 and 2017:

	2018	2017
Federal income tax benefit attributable to:
Current Operations	$56,700	$0
Less: valuation allowance	(56,700)	(0)
Net provision for Federal income taxes	$0	$0

NOTE 8 – CONCENTRATIONS

The Company does a significant amount of its total business with 4 customers, as follows for 2018 and 2017 (percentage of total sales of $1,161,995 and $1,298,372, respectively):

	2018	2017
Customer A	31%	31%
Customer B	26%	26%
Customer C	23%	19%
Customer D	20%	19%

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2018 to the date these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

F-12

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange Commission registration fee		$616
Federal Taxes		$0
State Taxes and Fees		$0
Transfer Agent Fees		$0
Accounting fees and expenses	$	xxxxx
Legal fees and expense	$	xxxxx
Blue Sky fees and expenses		$0
Miscellaneous		$0
Total		$

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

Since inception, the Company has issued the following shares of common stock:

20,000,000 shares on formation in December 2017 pro rata to James Cassidy and James McKillop, at par, of which all shares were redeemed pro rata via contribution and cancelled.

In June, 2018, the Company issued 12,500,000 shares of its common stock, at a purchase price equal to $0.0001 per share as part of the change in control.

In November, 2018, pursuant to the Acquisition of its now wholly owned subsidiary, the Company issued 200 shares of its common stock, valued at $0.0001 per share, in exchange for all the outstanding shares of Global Diversified Holdings, Inc.

From June, 2018 through July, 2019, the Company sold 510,000 shares of common stock for an aggregate of approximately $78,040 to 30 shareholders in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D as promulgated thereunder.

EXHIBITS

Item 16. Exhibits and Financial Statement Schedules.

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G filed 1-19-2018)
3.2	By-laws (filed as exhibit to the Form 10-12G filed 1-19-2018)
3.3	Sample stock certificate (filed as exhibit to the Form 10-12G filed 1-19-2018)
5.0	Opinion of Counsel on legality of securities being registered.
10.0	Agreement with Tiber Creek Corporation of March 22, 2018 (filed April 26, 2019)
23.1**	Consent of Independent PCAOB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.0)
99.1	Pro Forma financial statements (filed as exhibit to the Form 8-K filed 12-3-2018)

*To be filed

** Filed herewith

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3). To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

I Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Island Park, New York on July 18, 2019.

GLOBAL DIVERSIFIED MARKETING GROUP, INC.

/s/ Paul Adler
Paul Adler
Principal Executive Officer

/s/ Paul Adler
Paul Adler
Chief Financial Officer

/s/ Paul Adler
Paul Adler
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul Adler	Director	July 18, 2019
Paul Adler